                                      EXHIBIT 3

                               STOCK PURCHASE AGREEMENT


    This STOCK PURCHASE AGREEMENT (including the Exhibits hereto, this "Agreement"), dated as of November 10, 1997 is entered into by and among the Investors listed on Exhibit A hereto (each an "Investor" or jointly the "Investors") and MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (the "Company").

                                      AGREEMENTS

1.  SUBSCRIPTION FOR SHARES

    1.1  NUMBER OF SHARES AND PURCHASE PRICE

    Subject to the terms and conditions hereof, each Investor agrees, severally and not jointly, to purchase at each Closing and the Company agrees to issue and sell to each Investor that number of shares of the Company's Common Stock set forth opposite each Investor's name on Exhibit A hereto (the "Shares") at a price of $4.125 per share, which was equal to the average closing price of the Company's Common Stock as quoted on the Nasdaq SmallCap Market for the ten days prior to October 30, 1997 (the "Purchase Price").

    1.2  INITIAL CLOSING

    The purchase and sale of the Shares at the Initial Closing (as defined below) shall be deemed to take place at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, at 1:00 p.m., on November 12, 1997, or at such other time and place as the Company and Investors mutually agree upon orally or in writing (which time and place are designated as the "Initial Closing"). At the Initial Closing the Company shall deliver to each Investor a certificate representing the Shares which such Investor is purchasing at the Initial Closing (as set forth on Exhibit A hereto) against delivery to the Company by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to the Company's order.

    1.3  SUBSEQUENT CLOSING

    The purchase and sale of an aggregate of the remaining Shares shall take place at a subsequent closing or closings to be held at the offices of Lindquist
& Vennum P.L.L.P., as set forth above on either of the following dates:   (a)
five business days from the date that the Company receives notice from any Investor that such Investor elects to purchase such number of Shares as is set forth opposite such Investor's name on Exhibit A under the "Subsequent Closing" provided that such closing occurs on or prior to February 23, 1998; or (b) five business days from the date that the Investors receive notice from the Company that the Board of Directors of the

Company has voted to consummate the Subsequent Closing (as defined below), provided, however, that such closing occurs on or prior to February 23, 1998; or
(c) such other time and place as the Company and Investors shall mutually agree in writing (which time and place are designated as the "Subsequent Closing").
At the Subsequent Closing, the Company shall deliver to an Investor a certificate representing the Shares which such Investor is purchasing at such Subsequent Closing (as set forth on Exhibit A hereto) against delivery to the Company by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to the Company's order. If, by the close of business on February 23, 1998, an Investor has not provided notice to the Company of its intent to purchase additional shares and the Company has not given the Investors notice that the Board of Directors has voted to consummate the transaction, then the obligation of the Company to sell shares to such Investor and the obligation of such Investor to purchase the shares shall be terminated.

    1.4  CONDITIONS TO SUBSEQUENT CLOSING

    Notwithstanding anything to the contrary in this Agreement, the obligation of each Investor to purchase the Shares set forth on Exhibit A hereto at the Subsequent Closing shall be subject to the fulfillment of the following conditions:

    (1) There shall not have occurred since the execution of this Agreement any material adverse change in the business, assets, financial condition, result of operations, affair, or prospects of the Company;

    (2) The Representations and Warranties of the Company set forth in Section 2 shall be true and correct as of the date of such closing and the Company shall have performed all obligations required to be performed by it prior to such Subsequent Closing;

    (3) There shall be no action or suit pending or to the knowledge of the Company, threatened against the Company, that questions the validity of this Agreement or the issuance of any security hereunder, or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Investor as follows:

    2.1       ORGANIZATION AND STANDING

    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a material adverse effect on the Company's properties or business as now conducted or as proposed to be conducted.

    2.2       CORPORATE POWER

    The Company has all requisite legal and corporate power to execute and deliver this Agreement and the other agreements contemplated hereby, to issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

    2.3       CAPITALIZATION

    The authorized capital stock of the Company, the designation(s) of classes of stock and the rights and preferences of stock are set forth on Schedule 2.3. All issued and outstanding shares of the Company's capital stock as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. Except as otherwise provided in the Certificate of Rights and Preferences of the Class A Stock, no shareholder of the Company has any rights or preferences not afforded all shareholders of the Company. No shareholder has any pre-emptive or approval right pertaining to the sale and purchase of the Shares by statute, contractual obligation or otherwise.

    2.4       AUTHORIZATION

    All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement; the authorization, issuance, sale and delivery of the Shares, and the performance of all of the Company's obligations hereunder has been taken. This Agreement, when executed and delivered by the Company and Investor shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

    2.5       VALID ISSUANCE

    The Shares, when issued, sold and delivered in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, will be free and clear of any liens or encumbrances.

    2.6       COMPLIANCE WITH OTHER INSTRUMENTS

    Except as set forth on Schedule 2.6, the Company is not in violation of any term of the Articles or its Bylaws, any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, order to which the Company is subject or any statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this

Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or require consent under or be in conflict with or constitute, with or without the passage of time or giving of notice or both, a breach or default under any such term, or result in the creation of any lien, mortgage, pledge, encumbrance or charge upon any of the properties or assets of the Company.

    2.7       LITIGATION

    Except as set forth on Schedule 2.7 hereof, there are no actions, suits, proceedings or investigations pending against the Company or any of its properties before any court or governmental agency (nor, to the Company's knowledge, is there any reasonable basis therefor or threat thereof). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

    2.8       TAX RETURNS

    The Company has filed all federal, state and other tax returns required to have been filed by it and has paid all taxes which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date thereof. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company, nor are there any actions, suits, proceedings or claims now pending against the Company in respect of any tax or assessment. There is no pending or, to the Company's knowledge, threatened investigation of the Company by any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

    2.9       GOVERNMENTAL CONSENTS

    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby under applicable state securities laws, which filings and qualifications, if required, will be accomplished within the required statutory period, and the filing pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which filing will be made within 15 days of the execution hereof.

    2.10      ACCURACY OF INFORMATION

    The information which has been furnished to the Investors is true and correct and accurate in all material respects as of the date hereof except for financial data which is accurate as of the date shown therein. Other than those listed on Schedule 2.10, there are no employment agreements, stock option plans or compensation plans of the Company.

    2.11      USE OF PROCEEDS

    The proceeds received from the sale of Shares shall be used for general business purposes of the Company. No commissions are payable in connection with the sale of the Shares.

3.  REPRESENTATIONS AND WARRANTIES OF INVESTOR

    Each Investor hereby represents and warrants, severally and not jointly, to the Company as follows:

    3.1       AUTHORIZATION

    This Agreement, when executed and delivered by Investor and the Company, will constitute a valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

    3.2       EXPERIENCE

    Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Investor acknowledges that the Shares are a speculative risk. Investor is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment in the Shares (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

    3.3       INVESTMENT PURPOSE

    Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Investor understands that the Shares have not been registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein. The Investor understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving any public offering and that under such laws and applicable regulations the Shares may be resold without registration under the 1933 Act only in certain limited circumstances.

    3.4       ACCESS TO DATA

    Investor and its representatives have been afforded access to corporate books, financial statements, records, contracts, documents and other information concerning the Company (to the extent such exists), and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's existing and proposed business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein. Investor further represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof.

    3.5       RESIDENCY

    For purposes of the application of state securities laws, Investor represents that it is a resident of the state or country set forth opposite its name on Exhibit A hereto.


4.  REGISTRATION RIGHTS

    The Shares shall have the registration rights set forth in Exhibit B hereto.

5.  MISCELLANEOUS

    5.1  GOVERNING LAW

    This Agreement shall be governed by and construed under the laws of the State of Minnesota.

    5.2  SURVIVAL

    The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Investor and shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

    5.3  SUCCESSORS AND ASSIGNS

    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

    5.4  ENTIRE AGREEMENT

    This Agreement, including the Exhibits hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by and representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

    5.5  AMENDMENT AND WAIVER

    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor.

    5.6  NOTICES

    All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission or deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to Investor, at Investor's address set forth or at such other addresses as Investor shall have furnished to the Company in writing, or (b) if to the Company, at 350 Oak Grove Parkway, St. Paul, MN 55127, or at such other address as the Company shall have furnished to Investor in writing.

    5.7  COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                             MEDICAL GRAPHICS CORPORATION

                             By:
                                  ----------------------------------
                                Its:   Chief Financial Officer
                                      -------------------------------


                             FAMCO II LIMITED LIABILITY COMPANY
                             By its Manager
                             Family Financial Strategies, Inc.

                             By:
                                  -----------------------------------
                                Its:   Chief Executive Officer
                                     --------------------------------


                             SPECIAL SITUATIONS FUND III, L.P.

                             By:
                                  -----------------------------------

                                Its:   Individual General Partner
                                      -------------------------------


                             SPECIAL SITUATIONS PRIVATE EQUITY
                             FUND, L.P.

                             By:
                                  -----------------------------------
                                Its:   Individual General Partner
                                      -------------------------------

                             SPECIAL SITUATIONS CAYMAN FUND L.P.

                             By:
                                   ----------------------------------
                                Its:   Individual General Partner
                                      -------------------------------